Exhibit (g)(1)




                       HENKEL CORPORATION
       Project LINK - Periodic Review of Strategic Options
              (Current Intentions Remain Unchanged)



                           August 1996

                       HENKEL CORPORATION
       Project LINK - Periodic Review of Strategic Options
              (Current Intentions Remain Unchanged)


                      Topics for Discussion
                      ---------------------

Section                                                               Page
-------                                                               ----

   1.    Assumed Objectives                                             3

   2.    Key Issues
         - Effect on H and H Adhesives                                  4
         - Consideration of the Shareholder Rights Agreement            5
         - Tax                                                          7
         - Valuation                                                    8

   3.    LINK:  Sale Options
         - Summary                                                     13
         - Sale to a Strategic Buyer                                   14
         - Public Offering                                             21
         - Sale of Shares to LINK                                      25
         - Exchange of LINK Shares for LINK Assets                     29
         - Sale of Equity Linked Securities                            31

   4.    LINK:  Purchase Options
         - Summary                                                     38
         - Full Takeover of LINK for Cash                              39
         - Sale of TUSA Shares; Purchase of LINK                       42

   5.    Synergy Analysis                                              48

                       Assumed Objectives
                       ------------------

o    H to maximize shareholder value.

o H to consider selling certain minority stakes to refocus and strengthen its core businesses and balance sheet.

o H to receive the maximum proceeds possible while minimizing the tax impact from a sale.

o H to invest proceeds in its wholly-owned core businesses as a means of increasing critical mass.

o    H to continue to expand in adhesives and consumer products
     (controlled entities).

o    H to minimize the impact of the sale on its subsidiaries.

o H to minimize the impact of the sale on other holdings and joint ventures.

o H to sell the stakes within the parameters of existing shareholder agreements.

o    H to avoid strengthening competitors.

o    H to consider purchasing remaining 65% in LINK.

         LINK: Key Issues - Effect on H and H Adhesives
        -------------------------------------------------

   H and LINK are at a crossroads. One road would involve more active integration and a possible exchange of assets. The other road may lead to increasing business conflict and could suggest either the sale of H's LINK shares (and reinvestment in adhesives) or, possibly, the purchase by H of the rest of LINK.

   H's LINK stake has appreciated substantially over the past several years. Any sale of the stake would allow H to realize a significant profit which could then be applied to making another acquisition or strengthening its balance sheet. Before consummating a sale, however, the transaction should be accretive to H. Unless offset by H of A tax loss carryforwards, H will incur a meaningful tax liability upon the sale. The tax issue as well as issues concerning the effect the shareholder rights agreement will have on the sale process and specific sale options will be addressed in more detail later in this presentation. H will also have to be cognizant of the impact the sale will have on other holdings such as Ecolab and joint ventures. A program will have to be implemented to reassure executives at these companies that H's attitude toward these holdings is unchanged, preferably prior to or upon announcement of the sale.

   While a sale of the LINK stake will end H's successful involvement with a worldwide manufacturer of adhesives and, if a trade sale were to occur, possibly strengthen one of H Adhesives' competitors, H Adhesives will be in a position to make acquisitions. Such acquisition(s) could allow H Adhesives to gain critical mass, expand geographically and develop the synergy opportunities never fully exploited through the LINK relationship. These acquisitions could involve the acquisition of one large company, or H Adhesives can make several smaller acquisitions worldwide, pinpointing beneficial add-on opportunities. In any event, H Adhesives can now take advantage of acquisition opportunities it was not able to before for fear of disturbing the LINK relationship.

     LINK: Key Issues - Consideration of the Shareholder Rights Agreement

   H entered into a new shareholder rights agreement with LINK in April 1994. In addition to allowing H to own up to 35% of LINK's common stock, increasing H's representation on the LINK board and dissolving LINK's Shareholder Relations Committee, it attempts to define under what circumstances H may sell LINK shares. It should be noted that in a sale of the LINK stake, in addition to any taxes paid, H will be obligated to pay to LINK any profits made on purchases of LINK stock within six months prior to the sale of the stake. If H changes its present intentions, H will also have to update its 13D filing to reflect such a change in intention with respect to LINK. Once filed, the 13D will alert the public that H plans on selling its stake.

   The circumstances in which H may sell its stake under the agreement are outlined below:

   Rule 144

   Under Rule 144, H is only allowed to sell a small number of shares during any three-month period. As H's LINK stake is substantial, full disposal of the stake will take some time. Prices received by LINK for the shares it sell will be at prevailing market rates. The fact that H will be selling may have a depressive effect on the LINK stock price.

   Widely distributed transfer of shares through a public offering

   H may sell its entire stake through a widely distributed public offering. Full disposal of the LINK stake will take place at one or possibly two public offerings. The public offerings will involve a slight discount from the market and a meaningful (4% +/-) offering expense.

   LINK:  Key Issues - Consideration of the Shareholder Rights Agreement

   Sale to a strategic buyer

   The most advantageous price for H's LINK stake will be realized from another strategic buyer. H may be limited, however, in its choice of strategic purchasers of the LINK stake. The shareholder agreement between LINK and H prevents H from selling its stake to a group that the unaffiliated board members of LINK feel is an adverse person. An adverse person is someone the board feels will act against the interests of LINK in a material way.

   A strategic purchaser will be subject to the same ownership limitations as H with respect to the LINK poison pill and may encounter resistance from LINK if it chooses to increase its ownership beyond the H stake. As a strategic buyer of the LINK stake will most likely want to acquire all of LINK at some point, a sale of the LINK stake will ultimately become a three-way negotiation between H, LINK and the buyer. A strategy will also have to be developed as to whether to proceed with the sale discreetly or publicly. Either way, LINK would then be in play and given the attraction of LINK as a property, a battle to control LINK could ensue.

                      LINK: Key Issues - Tax

   H will be subject to capital gains tax upon sale of the LINK stake. The table below outlines H's potential tax liability (before adjusting for expenses associated with a transaction) assuming a 35% capital gains tax and no use of H of A tax loss carry-forwards.

   (in millions except LINK share price)

     LINK    LINK
   Shares   Share  Discount/              Tax      Taxable                Net
   Owned*   Price  Premium    Proceeds   Basis     Proceeds    Tax     Proceeds
     11.2  $38.03     -10%     $426.2    $156.9     $269.3     $94.3    $331.9
     11.2  $40.14      -5%     $449.9    $156.9     $293.0    $102.5    $347.3
     11.2  $42.25   Market     $473.5    $156.9     $316.7    $110.8    $362.7
     11.2  $46.48      10%     $520.9    $156.9     $364.0    $127.4    $393.5
     11.2  $50.70      20%     $568.3    $156.9     $411.4    $144.0    $424.3
     11.2  $54.93      30%     $615.6    $156.9     $458.7    $160.6    $455.1
     11.2  $59.15      40%     $663.0    $156.9     $506.1    $177.1    $485.8


   The extent to which H may be able to avoid taxes (through tax loss carryforwards or other mechanisms) or defer taxes will be a consideration when deciding how H will sell its stake. Clearly, additional investigation with respect to the tax impact of the sale is required.

   * Approximately 35% of LINK's currently outstanding shares.

                       LINK: Key Issues - Valuation

LINK appears to be close to fully valued based on an analysis of the multiples of comparable US grading companies, European trading companies and transactions:

                              1996e        1996e        1996e      Book
                              Sales        EBIT         Net Inc.   Value


US specialty chemical and     1.2x         9.7x         15.5x      3.0x
adhesive universe

US adhesive universe          1.0x         10.6x        16.8x      2.7x

European chemical universe    1.1x         12.1x        16.1x      2.4x

Transactions universe*        1.3x         11.0x        18.4x      3.9x

LINK                          1.9x         11.4x        14.6x      4.2x

*Multiples based on latest twelve months prior to the transaction.

Given LINK's valuation relative to its peers, if one were to acquire all of LINK one would most likely pay only a control premium. For purposes of this analysis, we have assumed a control premium for LINK would be in the range of 20-40%. Additional details on multiples follow.

                    CURRENT TRADING MULTIPLES



                                  $/share           ($ millions)
Company                  Shares   08/14/96   Market Value  Enterprise Value

Specialty Chemicals
ECOLAB INC.               64.4    $30.50      $1,964.8         $1,863.4
ENGELHARD CORP.          141.5     20.75       2,937.0          3,088.9
FERRO CORP.               26.6     26.75         710.6            897.0
GT LAKES CHEMICAL         64.5     59.50       3,839.5          4,007.0
HANNA (M.A.) CO.          52.1     19.38       1,010.3          1,199.6
LEARONAL INC.              8.8     22.50         198.3            158.6
ROHM AND HAAS             67.3     61.63       4,148.9          4,895.9
RPM, INC.                 77.4     15.06       1,166.4          1,575.0
WD-40 CO.                  7.7     44.75         345.0            345.5
WITCO CORP.               56.6     30.00       1,697.0          2,567.7

Adhesives and Sealants
AVERY DENNISON            52.8    $51.75      $2,730.8         $3,224.6
FULLER (H.B.)             14.0     35.25         493.8            742.2
MORTON INT'L             147.1     37.88       5,571.4          5,710.0

LINK                      32.7     42.25       1,380.4          1,527.4

                                               Adjusted Market
                                             Capitalization - to -
                                  LTM    1996E    1997E      LTM        1996E
Company                           Sales  Sales    Sales     EBITDA      EBITDA
Specialty Chemicals
ECOLAB INC.                        1.4   1.2      1.1         7.6         6.8
ENGELHARD CORP.                    1.1   1.0      0.9        10.6         9.7
FERRO CORP.                        0.7   0.6      0.6          NA         5.5
GT LAKES CHEMICAL                  1.7   1.7      1.5         6.5         6.3
HANNA (M.A.) CO.                   0.6   0.6      0.5         6.9         6.1
LEARONAL INC.                      0.7   0.6      0.5         6.6         5.5
ROHM AND HAAS                      1.3   1.2      1.1         6.4         5.6
RPM, INC.                          1.4   1.4      1.3         7.6         8.3
WD-40 CO.                          2.9   2.6      2.5        10.6         9.5
WITCO CORP.                        1.3   1.0      1.0        10.1         7.6
                     Mean          1.3   1.2      1.1         8.1         7.1
Adhesives and Sealants
AVERY DENNISON                     1.0   1.0      0.9         8.5         7.6
FULLER (H.B.)                      0.6   0.6      0.5         6.9         6.3
MORTON INT'L                       1.6   1.6      1.4         8.3         8.2
                     Mean          1.1   1.0      1.0         7.9         7.4
Spec. Chem.+Adhesives
& Sealants
General Mean                       1.3   1.2      1.1         8.1         7.2
LINK                               1.9   1.9      1.7         9.8         9.1
LINK Implied Market Value
($ millions)
Specialty Chemicals Multiples      884    829     848       1,118        1,039
Adhesives and Sealants
Multiples                          707    700     717       1,084        1,086
Spec. Chem + Adhesives &
Sealants Multiples                 843    799     818       1,110        1,050

LINK Implied Price per Share ($)

Specialty Chemicals Multiples      27.05  25.37   25.96     34.23        31.80
Adhesives and Sealants
Multiples                          21.65  21.41   21.96     33.18        33.25
Spec. Chem + Adhesives &
Sealants Multiples                 25.81  24.46   25.04     33.97        32.14

                                        Adjusted Market Capitalization - to -

Company                          1997E          LTM           1996E     1997E
Specialty Chemicals              EBITDA         EBIT          EBIT      EBIT
ECOLAB INC.                        6.2          11.3          10.5       9.5
ENGELHARD CORP.                    8.6          13.7          12.5      10.9
FERRO CORP.                        5.1            NA           8.0       7.4
GT LAKES CHEMICAL                  5.9           8.0           7.8       7.2
HANNA (M.A.) CO.                   5.6          10.7           9.1       8.4
LEARONAL INC.                      4.7           7.8           6.4       5.4
ROHM AND HAAS                      5.3           9.4           7.9       7.6
RPM, INC.                          7.3           9.3          10.6       9.3
WD-40 CO.                          8.8          10.9           9.8       9.1
WITCO CORP.                        6.8          19.1          12.0      10.4

                  Mean             6.4          11.1           9.5       8.5

Adhesives and Sealants
AVERY DENNISON                     6.9          11.8          10.7       9.5
FULLER (H.B.)                      5.6          12.1          10.2       8.7
MORTON INT'L                       7.4          11.1          11.1       9.9

                  Mean             6.6          11.6          10.6       9.4
Spec. Chem.+Adhesives
& Sealants                         6.5          11.3           9.7       8.7
General Mean LINK                  8.2          12.3          11.4      10.0


LINK Implied Market Value
($ millions)

Specialty Chemicals
Multiples                        1,057         1,233         1,121     1,147
Adhesives and Sealants
Multiples                        1,090         1,296         1,280     1,282
Spec. Chem + Adhesives &
Sealants Multiples               1,064         1,249         1,158     1,179

LINK Implied Price per
Share ($)

Specialty Chemicals Multiples    32.34         37.73         34.32     35.12
Adhesives and Sealants
Multiples                        33.36         39.68         39.19     39.25
Spec. Chem + Adhesives &
Sealants Multiples               32.58         38.21         35.44     36.07

                                                Market Value - to -
                                 LTM Net Inc. 1996E Net   1997E Net
                                                 Inc.       Inc.     Book Value
Company
Specialty Chemicals
ECOLAB INC.                         19.9        17.9        16.1         4.3
ENGELHARD CORP.                     20.8        18.9        16.0         3.9
FERRO CORP.                         15.0        14.5        12.7         2.3
GT LAKES CHEMICAL                   13.1        12.5        10.9         2.6
HANNA (M.A.) CO.                    18.8        15.5        13.4         2.0
LEARONAL INC.                       12.9        11.3         9.8         1.8
ROHM AND HAAS                       14.6        11.7        10.7         2.5
RPM, INC.                           17.1        17.1        15.1         2.7
WD-40 CO.                           13.2        16.3        14.9         7.4
WITCO CORP.                         17.6        15.4        13.0         1.7
                    Mean            16.3        15.1        13.3         3.1

Adhesives and Sealants
AVERY DENNISON                      18.5        16.7        14.4         3.3
FULLER (H.B.)                       19.2        16.8        13.8         1.7
MORTON INT'L                        17.5        16.8        14.6         3.2

                    Mean            18.4        16.8        14.3         2.7

Spec. Chem.+Adhesives
& Sealants General Mean             16.8        15.5        13.5         3.0
LINK                                15.8        14.6        12.8         4.2

LINK Implied Market Value
($ millions)

Specialty Chemicals Multiples       1,422       1,431       1,429       1,040
Adhesives and Sealants
Multiples                           1,604       1,589       1,537         908
Spec. Chem + Adhesives
& Sealants Multiples                1,464       1,468       1,454       1,010

LINK Implied Price per
Share ($)

Specialty Chemicals Multiples       43.54       43.81       43.74       31.85
Adhesives and Sealants
Multiples                           49.09       48.64       47.04       27.80
Spec. Chem + Adhesives &
Sealants Multiples                  44.82       44.92       44.50       30.91

Rothschild Inc.


                                        Selected European Companies
                                                (millions)
                                                       Enter-
                              Recent   Shares  Market  prise    P/E Multiple
                               Price   Outst   Value    Value   1995   1996E
Belgian Chemical Companies
Recticel (Bf)                  285.0   27.4     7,806   17,502   NMF    NMF
Solvay (US$)                    59.8   83.3     4,977    6,161  11.8   11.3
Tessenderlo Chemie (Bf)     10,400.0    2.6    27,162   28,641   7.9    7.6
UCB Sa (Bf)                 60,100.0    1.5    87,550       NA  39.1   34.4
                                       Mean                     19.6   17.8
British Chemical Companies
Boc Group (US$)                 12.8  480.5     6,126    7,830  15.5   13.7
Courtaulds ((pound))             6.7  405.5     2,729    2,901  26.8   33.3
Imperial Chem. Ind. (US$)       49.0  181.3     8,881    9,016  14.6   12.3
                                       Mean                     18.9   19.8
Dutch Chemical Companies
Akzo Nobel (US$)                56.0  142.2     7,963   10,237   9.7   10.5
DSM (US$)                       23.6  144.8     3,421    3,422   5.1    9.0
                                       Mean                      7.4    9.8
French Chemical Companies
L'Air Liquide (US$)             34.8  325.4    11,308   12,121  21.0   20.6
Primagaz (FF)                  550.0   20.2    11,099   11,287  31.5   26.1
Rhone-Poulenc (US$)             25.8  314.1     8,088   12,738  18.8   18.2
                                       Mean                     23.8   21.6
German Chemical Companies
BASF (US$)                      28.0  609.8    17,073   15,579   9.8   13.4
Bayer (US$)                     35.1  693.0    24,342   27,195  14.5   13.8
Degussa (DM)                   502.0    8.6     4,317    9,550  14.5   13.8
Hoechst (US$)                   34.5  588.0    20,286   18,336  11.0    5.4
                                       Mean                     12.5   11.6
Swiss Chemical Companies
CIBA-Geigy (US$)                62.1  587.0    36,467   34,518  19.8    9.7
Roche Holding (US$)             75.3  862.6    64,975   59,608  22.6   21.1
                                       Mean                     21.2   15.4
                               General Mean                     17.3   16.1

LINK Implied
Market Value ($ millions)                                      1,509  1,527
LINK Implied Price per
Share ($)                                                      46.17  46.74

                                      Enterprise Value/
                                  Sales            EBIT         Market Val./
                                                                  Book
                               1995   1996E     1995    1996E     Value

Belgian Chemical Companies
Recticel (Bf)                   0.5     0.5     52.6     22.2       0.9
Solvay (US$)                    0.7     0.7     11.6     11.0       1.5
Tessenderlo Chemie (Bf)         0.6     0.5       NA       NA       3.9
UCB Sa (Bf)                     0.0     0.0       NA       NA       6.0
                                0.5     0.4     32.1     16.6       3.1
British Chemical Companies
Boc Group (US$)                 1.4     1.4      9.9     9.71       2.3
Courtaulds ((pound))            1.4     1.3     17.1     17.8       4.2
Impreial Chem. Ind. (US$)       0.6     0.5     10.4      8.8       1.3
                                1.1     1.1     12.5     12.1       2.6
Dutch Chemical Companies
Akzo Nobel (US$)                0.8     0.8      8.3      9.0       1.9
DSM (US$)                       0.6     0.6      3.6      5.3       1.1
                                0.7     0.7      5.9      7.2       1.5
French Chemical Companies

L'Air Liquide (US$)             1.9     1.8     14.7     14.3       2.3
Primagaz (FF)                   1.5     1.3     20.1       NA       2.7
Rhone-Poulenc (US$)             0.7     0.7     10.1      8.2       0.9
                                1.4     1.2     15.0     11.3       2.0
German Chemical Companies
BASF (US$)                      0.5     0.5      5.7      6.0       1.4
Bayer (US$)                     0.9     0.9      9.4      9.3       1.9
Degussa (DM)                    0.7     0.7     21.2     21.2       2.4
Hoechst (US$)                   1.0     0.8      7.1      4.2       2.3
                                0.8     0.7     10.8     10.2       2.0
Swiss Chemical Companies
CIBA-Geigy (US$)                2.0     1.6     13.3      7.9       1.5
Roche Holding (US$)             4.7     5.0     22.9     26.4       3.9
                      Mean      3.4     3.3     18.1     17.2       2.7
              General Mean      1.1     1.1     14.9     12.1       2.4
LINK Implied Market Value
($ millions)                    747     735    1,695    1,473       783
LINK Implied Price
per Share ($)                 22.88   22.51    51.90    45.09     23.97

   COMPARABLE ACQUISITIONS IN THE SPECIALTY CHEMICALS INDUSTRY
                      Since January 1, 1993
                      (Dollars in Millions)


-----------
Date Ann'd                                    Target Business
              Target Name                     Description
-----------

03/08/93      American Cryogas Industries     Mnfr liquid carbon dioxide
03/18/93      Spectrum Colors Inc             Mnfr color concentrates
04/30/93      Super Glue Corp                 Mnfr super glue
06/30/93      Quantum Chemical Corp           Mnfr polyethylene, propane gas
11/02/93      INDSPEC Chemical Corp           Mnfr resorcinol, derivatives
11/23/93      Unchem International Inc        Mnfr industrial chemicals
12/13/93      Kalama Chemical Inc-Specialty   Mnfr specialty chemicals
02/10/94      Nobel Industrier                Mnfr specialty chemicals
04/14/94      ICP West Inc                    Mnfr industrial chemicals
02/28/94      United Coatings Inc             Mnfr whl paper, varnishes
03/10/94      ChemDesign Corp                 Mnfr fine chemcials
05/03/94      Rust-Oleum Corp                 Manufacture paint products
07/18/94      Moline Paint Manufacturing Co   Mnfr paints, allied products
09/15/94      Nobel Pharma Chemicals          Mnfr specialty chemicals
10/03/94      Chomerics Inc (WR Grace & Co)   Mnfr conductive materials
12/09/94      Crop Genetics International     Mnfr microbial pesticides
12/16/94      JT Baker Inc (Richardson-Vicks) Mnfr inorganic chemicals
01/09/95      Standard Brands Paint Co        Mnfr paints, varnishes
01/24/95      Pioneer Americas Inc            Mnfr chlorine & caustic soda
04/12/95      Chattem Inc-Specialty Chem div. Specialty Chemical Division
04/28/95      Grow Group Inc                  Mnfr paints, chemicals
03/11/96      WR Grace & Co-Dearborn Water    Mnfr industrial organic chemicals
04/03/96      Healstar Pharmaceutical Inc     Mnfr synthetic rubber, plastic
04/22/96      Mearl Corp                      Mnfr pearlescent pigments
                      since January 1, 1993
                      (Dollars in Millions)



-----------
Date Ann'd
                Acquiror Name
-----------

03/08/93        Messer Griesheim Industries
03/18/93        Sandoz Chemicals Corp
04/30/93        Pacer Technology
06/30/93        Hanson PLC
11/02/93        Castle Harlan Partners (LBO)
11/23/93        Western Co of North America
12/13/93        Nipa Laboratories Inc (BTP PLC)

02/10/94        Akzo NV
04/14/94        Brent International PLC
02/28/94        Pratt & Lambert Inc
03/10/94        Miles Inc. (Bayer USABayer AG)
05/03/94        RPM Inc.
07/18/94        Guardsman Products Inc
09/15/94        Cambrex Corporation
10/03/94        Paker Hannifin Corp
12/09/94        biosys
12/16/94        Mallinckrodt Group Inc
01/09/95        Corimon Corp & Pinancle Ptnrs
01/24/95        GEV Corp
04/12/95        Elcat
04/28/95        ICI PLC
03/11/96        Betz Laboratories

04/03/96        Vital Signs Inc.
04/22/96        Engelhard Corp

                     Since January 1, 1993
                     (Dollars in millions)

                                                       Equity Value (1)
Enterprise    Equity   Enterprise Value (1) /         Net        Book
   Value      Value    Sales       EBITDA     EBIT    Income      Value
   -----      -----    -----       ------     ----    ------      -----

    $14.0        $14.0      1.0  x       NA      NA       NA          NA
    $30.4        $30.4      1.0          NA      NM       NA          NA
     $6.4         $3.6      0.7          NM      NM       NM          NM
 $3,019.5       $719.9      1.3        12.7      NM     18.5          NM
   $228.0        $63.3      2.4         6.5    10.9     16.8          NM
    $20.0        NA         0.7          NA      NA       NA          NA
    $80.0        NA         0.8          NA     7.1       NA          NA
 $3,353.7     $1,800.0      1.2        10.7      NM       NM         2.6
     $3.9         $3.9      0.8          NA     6.5       NA          NA
   $128.0        $98.9      0.7         7.4     8.0      6.6          NM
   $126.2       $106.7      2.8        17.5      NM       NM         2.3
   $182.6       $176.5      1.4        10.8    12.8     22.0         7.2
    $25.7        $21.6      0.7         9.9    11.6     18.2         6.5
   $135.0       $130.0      1.5         7.5    16.0     20.5         2.1
    $40.0        $40.0      0.7          NA      NA       NA          NA
     $9.1         $8.1      3.4          NM      NM       NM          NM
   $100.0        NA         0.7          NA      NA       NA          NA
   $111.6        $16.0      1.0          NM      NM       NM          NM
   $212.0       $162.0      1.3          NA      NA       NA          NA
    $25.0        $25.0      1.9          NA      NA       NA          NA
   $383.1       $354.2      0.8        12.7    15.4     26.2         2.5
   $632.0        NA         NA           NA      NA       NA          NA
     $2.9         $1.7      NA           NA      NA       NA          NA
   $272.7        NA         2.0          NA      NA       NA          NA

            Low             0.7         6.5     6.5      6.6         2.1
            Mean            1.3        10.6    11.0     18.4         3.9
            High            3.4        17.5    16.0     26.2         7.2

LINK Implied Market
Value (Mean) ($
millions)                 880        1,513   1,221    1,605        1,285

LINK Implied Price per
Share (Mean) ($)          26.94        46.31   37.38    49.13        39.34

(1) Assumes 100% Acquisition
Note: Includes mergers and acquisitions with disclosed values in which the targets SIC codes includes 2891 (adhesive and sealants) and/or 2800 (chemicals).
Source:  Securities Data Company, Inc.

                    CURRENT TRADING MULTIPLES
                 LINK Implied Multiple Analysis
               ($ in millions, except share price)

            LINK
Share   Market   Enterprise
Price    Value      Value

$37.0  $1,208.8  $1,355.9
40.0   1,306.8   1,453.9
43.0   1,404.9   1,551.9
46.0   1,502.9   1,650.0
49.0   1,600.9   1,748.0
52.0   1,698.9   1,846.0
55.0   1,796.9   1,944.0


              Adjusted Market Capitalization -to-
 LTM   1996E  1997E    LTM   1996E  1997E    LTM   1996E  1997E
Sales  Sales  Sales  EBITDA  EBITDA EBITDA  EBIT    EBIT   EBIT

1.7    1.7    1.5    8.7     8.1    7.2    10.9    10.1   8.9
1.8    1.8    1.6    9.3     8.7    7.8    11.7    10.8   9.6
2.0    1.9    1.7    9.9     9.3    8.3    12.5    11.6   10.2
2.1    2.0    1.8    10.6    9.9    8.8    13.3    12.3   10.8
2.2    2.1    1.9    11.2    10.5   9.3    14.1    13.0   11.5
2.3    2.3    2.1    11.8    11.0   9.9    14.9    13.8   12.1
2.5    2.4    2.2    12.5    11.6   10.4   15.7    14.5   12.8


         Market Value -to-
  LTM     1996E    1997E     Book
Net Inc. Net Inc. Net Inc.  Value

13.9     12.8     11.2     3.6
15.0     13.8     12.1     3.9
16.1     14.8     13.0     4.2
17.2     15.9     13.9     4.5
18.4     16.9     14.8     4.8
19.5     17.9     15.8     5.1
20.6     19.0     16.7     5.4

                  LINK: Sale Options - Summary


                                 Sale to a                       Sale of Shares
                                 Strategic       Public             to LINK
                                   Buyer        Offering            for Cash

  Premium received                 20-40%          -5%               0-10%
  Tax impact on H                Immediate      Immediate          Immediate
  Gross proceeds               $568.3 -663.0     $449.9          $473.5 - 520.9
  (in millions)
  Net proceeds(a)              $416.9 - 477.2    $335.6          $356.6 - 386.7
  (in millions)
  H 1997e
  accretion/(dilution)(c)       0.3% - 1.7%      (1.5%)         (1.0%) - (0.4%)
  Other issues to consider  - Adverse person    - Cost           - Capacity of
                            - LINK              - Timing            LINK to
                               cooperation      - Impact on         repurchase
                            - Goodwill            stock price       shares



                                      Exchange of               Sale of
                                    LINK Shares for          Equity Linked
                                      LINK Assets             Securities

Premium received                          10%                   Market
  Tax impact on H                        None                  Deferred
  Gross proceeds                         None                   $473.5
  (in millions)
  Net proceeds(a)                        None                     (b)
  (in millions)
  H 1997e
  accretion/(dilution)(c)               (1.7%)                  5.7%(d)
  Other issues to consider        - Willingness of    - May require H to
                                      LINK to part        file registration
                                      with business       statement
                                                      - Investor appetite
                                                      - Cost
                                                      - Timing
                                                      - Impact on stock price

(a) Assumes a 35% tax rate and no use of H of A tax loss carryforwards and includes expenses associated with the transaction.
(b) Taxes are dependent on the redemption price of the equity linked securities. H will have a sizable tax liability upon redemption
(c)  Assumes a 14.0% pre-tax return on proceeds.
(d) Accretion in the year 2000 (after redemption) is estimated to be 0.9%. This accretion is primarily the result of the assumed 14% pre-tax compound annual returns from invested proceeds.

           LINK: Sale Options - Sale to Strategic Buyer

   As discussed above, a sale of the LINK stake to a strategic buyer will result in the highest price received by H for the stake. Tax implications will be negative, however, as the opportunity for deferring or avoiding tax on the sale is most likely limited. LINK's view on a sale of the stake to a strategic buyer is also important as a buyer is likely to be interested in acquiring 100% of LINK, not just H's shares. Discussions with respect to who is an adverse person may become acrimonious and ultimately LINK will have the final say with respect to amending its poison pill (LINK will ultimately have to redeem its poison pill at an appropriate offer price for all of LINK) and determining a buyer once it is put into play. Possible bidders for the LINK stake have been divided into two lists, A and B. Those buyers in the A list are the most likely to bid for the LINK stake. It should be noted that because H will receive cash for its stake (unless acquiror buys LINK for shares and H is willing to accept such shares), an acquiror of all of LINK will not be eligible for pooling under US GAAP. Goodwill, therefore, will be a significant consideration for any acquiror.

   "A" Buyers                            "B" Buyers
   Ashland Inc                           Akzo Nobel.
   Elf Aquitaine                         BASF
   Minnesota Mining and Manufacturing    Dow Chemical
   Morton International                  DuPont
   Total                                 Unilever

   Additional information on each of the prospective buyers is presented below.

            LINK: Sale Options - Sale to Strategic Buyer

   Prospective Buyers:  "A" List

   Ashland Inc.                                Market Value: $2.5 billion

   Ashland refines, transports and markets petroleum, markets gasoline and motor oil, chemicals and coal, and provides highway construction. Within its chemical segment the company manufactures specialty chemicals including adhesives for structural wood bonding, bonding fiberglass reinforced plastics, composites, thermoplastics and metals in automotive, recreational and industrial applications. Ashland would like to expand its chemical division through acquisition. Given Ashland's market value, size and goodwill may be a problem.

   Elf Aquitaine                              Market Value: $19.6 billion

   Elf explores for, refines and markets petroleum. The company also manufactures specialty, basic and fine chemicals, polymers, plastic additives and metal plating. As part of its specialty chemical business, Elf manufactures adhesives for automotive, construction, furniture, packaging, personal care and household applications. In January 1996, Elf acquired US-based Findley Adhesives, a manufacturer of high performance and industrial adhesives, for $200 million. Elf would like to develop its specialty chemicals activity and strengthen its non-French presence.

   Minnesota Mining and Manufacturing Market Value: $27.9 billion

   3M is a diversified manufacturer of industrial, commercial and health care products. The company specializes in developing technologies for pressure sensitive adhesives. 3M is active in automotive and chemical markets and keen to expand in non-US markets. An acquisition of LINK would complement 3M's automotive activities and help establish 3M's non-US credentials in adhesives.

          LINK: Sale Options - Sale to Strategic Buyer

   Morton International Market Value:                     $5.6 billion

   Morton is involved in the specialty chemical, salt and inflatable restraint system industries. As part of the specialty chemical segment, Morton manufactures industrial and packaging adhesives. Morton's mission within its Specialty Chemical segment is to strengthen its worldwide presence and seek acquisitions. An acquisition of LINK would expand Morton's adhesive product line and expand its worldwide presence.

   Total                                   Market Value: $16.9 billion

   Total is a leading French integrated oil and gas company. In addition to oil and gas interests, Total has significant operations in specialty chemicals including Bostik adhesives. Bostik is the fifth largest adhesives company worldwide and is active in construction, industrial, consumer and transport markets.
   Total would like to expand its specialty chemicals business from $4.3 billion in revenues to $6 billion by 2000 and Bostik, with revenues of approximately $320 million, has been acquisitive in the US and Europe. While LINK is larger than Bostik, an acquisition of LINK would help Total achieve its planned growth and expand its product line.

          LINK: Sale Options - Sale to Strategic Buyer

   Prospective Buyers:  "B" List
   Akzo Nobel                                Market Value: $8.1 billion
   Akzo produces basic, specialty and functional chemicals for a variety of industries worldwide. Within its coatings segment, the company produces some industrial adhesives. Akzo is a well-diversified chemical company, and can make a major commitment to adhesives if it believed the opportunity to be attractive.

   BASF                                     Market Value: $16.9 billion
   BASF is a diversified manufacturer of chemicals which are used in a variety of industries including oil and natural gas, agriculture, synthetic materials and chemicals. The company also manufactures dyes and consumer products for sale worldwide. BASF is looking for faster growth and is placing greater emphasis on its pharmaceutical and specialty chemicals businesses. While BASF does not have a presence in adhesives, LINK may be a high growth business in which the company could be interested.

   Dow Chemical                              Market Value: $19.4 billion

   Dow is the fifth largest chemical company in the world. The company provides chemicals, plastics, energy, agricultural products, consumer goods and environmental services worldwide. Dow manufactures some adhesives within its Performance Plastics segment. The company has been making non-core divestitures and currently has approximately $5.3 billion of cash to pursue new opportunities. Given LINK's high margins and growth prospects, it may have interest to Dow.

          LINK: Sale Options - Sale to Strategic Buyer

   DuPont                                   Market Value: $45.9 billion
   DuPont is a widely diversified chemical and petroleum company which manufactures some adhesives. The company has the financial ability to expand in this sector if it feels it is appropriate.

   Unilever                                 Market Value: $39.6 billion

   Unilever manufactures branded and packaged consumer goods, including food, detergents and personal care products. The company also owns National Starch and Chemical which produces, among other things, adhesives. Unilever certainly has the size to purchase
   LINK but appears to be focusing on acquisitions on the consumer side. H would have a view as to whether it wishes to deal with Unilever.

          LINK: Sale Options - Sale to Strategic Buyer


The effect on H's DVFA earnings from a sale to a strategic buyer will be as follows:




(DM millions)                Premium*  20.0%   Premium* 30.0%  Premium*   40.0%
$1.00 = DM 1.52                1996e   1997e   1996e   1997e     1996e    1997e

DVFA result(a)                538.0   600.0   538.0   600.0    538.0    600.0
Eliminate equity in net
 income of LINK(b)            (44.0)  (55.6)  (44.0)  (55.6)   (44.0)   (55.6)
Return on proceeds(c)          57.7    57.7    61.8    61.8     66.0     66.0
                              -----   -----   -----   -----    -----    -----
New DVFA result               551.7   602.1   555.8   606.2    560.0    610.4

Shares outstanding            146.0   146.0   146.0   146.0    146.0    146.0
New DVFA EPS                    3.78    4.12    3.81    4.15     3.84     4.18
Projected DVFA EPS              3.68    4.11    3.68    4.11     3.68     4.11
Accretion/(dilution)            2.5%    0.3%    3.3%    1.0%     4.1%     1.7%

Pre-tax return required
 for no dilution               10.7%   13.5%   10.0%   12.6%     9.3%    11.8%

New net debt/total cap.(d)     25.8%           25.6%            25.4%
Current net debt/total cap.    27.2%           27.2%            27.2%


*  Based on current market price of $42.25 at August 14, 1996.

Adjustments have been made in accordance with U.S. generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

          LINK: Sale Options - Sale to Strategic Buyer

(in millions)
$1.00 = DM 1.52

(a) H 1996 estimates are company projections. H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will eliminate its 33.4% interest in LINK net income from its income statement. In 1997, H will eliminate its 34.8% interest in LINK net income from its income statement. (Source of 1996 LINK projections: H. Source of 1997 LINK projections: Value Line)

                                         1996e                  1997e
                                         -----                  -----
     Projected net income            $86.8   DM 131.9     $105.0   DM 159.6
     H portion of LINK net income    $28.9    DM 44.0      $36.6   DM 55.6

(c) Proceeds to H from the sale of its stake to a strategic buyer will be as follows:


                   Premium     20.0%    Premium     30.0%  Premium     40.0%

Pre-tax proceeds    $568.3   DM 863.8   $615.6   DM 935.7   $663.0   DM 1,007.7
Assumed basis       (156.9)    (238.5)  (156.9)    (238.5)  (156.9)      (238.5)
Expenses @ 2.0%    (11.4)     (17.3)   (12.3)     (18.7)   (13.3)       (20.2)
                    ------      ------   ------     ------   ------       ------
Taxable proceeeds   $400.0   DM 608.0   $446.4   DM 678.5   $492.8   DM   749.1
Assumed tax
@ 35.0%            ($140.0) (DM 212.8) ($156.2) (DM 237.5) ($172.5) (DM   262.2)
Net after-tax
proceeds            $416.9   DM 633.7   $447.1   DM 679.5   $477.2   DM   725.4
                    ------   --------   ------   --------   ------   ----------
  (pre-tax proceeds - expenses - tax)

We assume H will invest these proceeds at its internal hurdle rate of 14.0% Pre-tax return
on proceeds          $58.4   DM  88.7    $62.6   DM  95.1    $66.8   DM   101.6
Assumed tax
@ 35.0%              (20.4)      31.1    (21.9)     (33.3)   (23.4)       (35.5)
                     ------      ----    ------     ------   ------       ------
After-tax return
on proceeds          $37.9   DM  57.7    $40.7   DM  61.8    $43.4   DM    66.0
                     -----   --------    -----   --------    -----   ----------

(d) Upon the sale, H will eliminate the book value of its LINK investment from its balance sheet

Book value of
LINK investment     $225.7   DM 343.0

Adjustments to equity are as follows

                   Premium     20.0%    Premium     30.0%  Premium     40.0%

Book value of
LINK investment    ($225.7) (DM 343.0) ($225.7) (DM 343.0) ($225.7) (DM   343.0)
Net after-tax gain   416.9      633.7    447.1      679.5    477.2        725.4
                     -----      -----    -----      -----    -----        -----
Total adjustment
to H equity         $191.2   DM 290.7   $221.4   DM 336.5   $251.6   DM   382.4
                    ------   --------   ------   --------   ------   ----------

              LINK: Sale Options - Public Offering


   Given the size of H's holding, a public offering would probably have to be a full global offering with stock being sold in Europe and Asia in addition to the U.S. Two key issues which will determine the pricing and feasibility of global public offering will be the size of H's LINK holding compared with the average daily traded volume of LINK stock (as a measure of supply and demand) and the performance of the LINK stock price recently and over the longer term:

         TABLE OF LINK STOCK PRICE & VOLUMES OVER LAST FIVE YEARS

              LINK: Sale Options - Public Offering


   H's LINK stake represents over 200 trading days of volume in LINK stock, making a public offering of H's LINK stock a "heavy issue"; in secondary offerings it is usual to see the offering size at 40 to 60 trading days of volume. The public offering price is therefore likely to be set at a relatively large discount (perhaps 5% or more, equivalent to $24 million or more) to the LINK stock price on the day the public offering is priced. In addition, upon the announcement of such a large offering either through the amendment of the 13D statement or when the initial filing with the SEC is made, LINK's stock price may trade down from present levels causing H to lose further value. Underwriting and other expenses are also likely to be around 4% of the value of the offering, or approximately $18 million. H will also be subject to capital gains tax on the proceeds of the offering.

   It may be possible to sell a smaller amount of stock than H's entire holding through a public offering and achieve tighter pricing in the offering and less downward pressure on the LINK stock price. This will however create considerable uncertainty as regards the remaining LINK stock held by Henkel; such stock overhanging the market will likely depress LINK's stock price until the stock is sold, a situation that will be unattractive to LINK. If a public offering is pursued for the sale of LINK stock, we would advocate selling the entire holding in one offering, unless any stock not sold by H through the public offering could simultaneously be sold back to LINK thereby disposing of its entire holding.

   H should note that a public offering of stock will take a couple of months and require the active participation of LINK management, especially in presentations to prospective investors.

              LINK:  Sale Options - Public Offering

The effect on H's DVFA earnings from a public offering will be as follows:

(DM millions)           Discount*    -5.0%
$1.00 = DM 1.52

                            1996e    1997e

DVFA result(a)            538.0      600.0
Eliminate equity in net   (44.0)     (55.6)
income of LINK(b)
Return on proceeds(c)      46.4       46.4
                          -----      -----
New DVFA result           540.4      590.8

Shares outstanding        146.0      146.0
New DVFA EPS               3.70       4.05
Projected DVFA EPS         3.68       4.11
Accretion/(dilution)       0.5%      (1.5%)

Pre-tax return required   13.3%      16.6%
for no dilution

New net debt/total        26.4%
cap.(d)
Current net debt/total    27.2%
cap.

* Based on current market price of $42.25 at August 14, 1996.

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

              LINK: Sale Options - Public Offering

(in millions)
$1.00 = DM 1.52

(a) H 1996 estimates are based on company projections. H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will eliminate its 33.4% interest in LINK net income from its income statement in 1997. H will eliminate its 34.8% interest in LINK net income from its income statement (Source of 1996 LINK projections: H. Source of 1997 LINK projections: Value line)

                                         1996e              1997e
                                         -----              -----

     Projected net income          $86.8     DM131.9   $105.0    DM159.6
     H portion of LINK net income  $28.9     DM 44.0    $36.6    DM 55.6

(c)  Proceeds to H are as follows: Discount  -5.0%
                                   --------  -----

     Public offering proceeds      $449.9    DM683.8
     Expenses @ 4.0%                (18.0)     (27.4)
     Assumed basis                 (156.9)    (238.5)
                                   -------    -------
     Taxable proceeds              $275.0    DM418.0
     Assumed tax @ 35.0%           ($96.2)  (DM143.6)
     After-tax proceeds (offering
     proceeds - expenses - tax)    $335.6    DM510.2
                                   ------    -------

     We assume H will invest the proceeds at its internal hurdle rate of 14.0%

     Pre-tax return on proceeds     $47.0    DM 71.4
     Assumed tax @ 35.0%            (16.4)     (25.0)
                                    ------   --------
     After-tax return on proceeds   $30.5    DM 46.4
                                    -----    -------

(d) Upon the sale, H will eliminate the book value of its LINK investment from its balance sheet.
     Book value of LINK investment $225.7    DM343.0

     Adjustments to equity are as follows:

                                   Discount  -5.0%
                                   --------  -----
     Book value of LINK investment($225.7)  (DM 343.0)
     Net after-tax gain             335.6       510.2
                                   ------    --------
     Total adjustment to
     H equity                      $110.0    DM 167.2
                                   ------    --------

           LINK: Sale Options - Sale of Share to LINK

LINK may be interested in purchasing H's stake, possibly at a slight premium to the market. As a public offering by H may have a depressive effect on the LINK stock price, the market may view this scenario, whereby LINK purchases the shares from H, as positive. This sale will allow H to avoid adverse person discussions. H will, of course, be subject to capital gains tax. The impact on LINK from dilution and leverage perspectives will be as follows:


($ millions)                         Premium*     0.0%  Premium*   10.0%
LINK purchase price                    473.5              520.9
                                       1996e     1997e    1996e    1997e
Source:  Value Line
LINK Operating profit                  134.1    152.2     134.1    152.2
Interest and other                      (8.4)    (8.4)     (8.4)    (8.4)
New interest(a)                        (37.9)   (37.9)    (41.7)   (41.7)
                                       ------   ------    ------   ------
Pre-tax profit                          87.8    106.0      84.0    102.2
Taxes @ 26.5%                          (23.3)   (28.1)    (22.3)   (27.1)
                                        ----     ----      ----     ----
Net profit                              64.5     77.9      61.7     75.1
                                        ----     ----      ----     ----
New shares outstanding                  20.8     21.8      20.8     21.8
New EPS                                 $3.10    $3.57     $2.97    $3.45
Projected EPS                           $2.90    $3.30     $2.90    $3.30
Accretion/(dilution)                     7.0%     8.3%      2.4%     4.4%

EBIT/Interest                            2.9      3.3       2.7      3.0
New net debt/total capitalization       65.6%              67.2%
Current net debt/total capitalization   32.7%              32.7%

*    Based on current market price of $42.25 at August 14, 1996.

(a)  Assumes LINK pays 8.0% interest per annum.

           LINK: Sale Options - Sale of Shares to LINK

  The effect on H's DVFA earnings from a sale of shares to LINK will be as follows:

(DM millions)                             Premium*  0.0%    Premium*    10.0%
$1.00 = DM 1.52
                                          1996e    1997e      1996e     1997e

DVFA result(a)                             538.0    600.0      538.0     600.0
Eliminate equity in net income of LINK(b)  (44.0)   (55.6)     (44.0)    (55.6)
Return on proceeds(c)                       49.3     49.3       53.5      53.5
                                           -----    -----      -----     -----
New DVFA result                            543.3    593.7      547.5     597.9
Shares outstanding                         146.0    146.0      146.0     146.0
New DVFA EPS                                 3.72     4.07       3.75      4.10
Projected DVFA EPS                           3.68     4.11       3.68      4.11
Accretion/(dilution)                         1.0%    (1.0%)      1.8%     (0.4%)
Pre-tax return required for no dilution     12.5%    15.8%      11.5%     14.5%
New net debt/total cap.(d)                  26.2%               26.0%
Current net debt/total cap.                 27.2%               27.2%


*    Based on current market price of $42.25 at August 14, 1996.

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

              LINK: Sale Options - Sale of Shares to LINK

(a)    H 1996 estimates are based on company projections.
       H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will eliminate its 33.4% interest in LINK net income from its income statements. In 1997, H will eliminate its 34.8% interest in LINK net income from its income statement. (Source of 1996 LINK projections: H. Source of 1997 LINK projections: Value Line)

                                            1996e                1997e
       Projected net income           $86.8    DM 131.9     $105.0  DM 159.6
       H portion of LINK net income   $28.9    DM  44.0      $36.6  DM  55.6

(c)    Proceeds to H are as follows:

                                   Premium          0.0%   Premium     10.0%
       Pre-tax proceeds              $173.5    DM 719.8     $520.9   DM 791.8
       Assumed basis                 (156.9)     (238.5)    (156.9)    (238.5)
       Expenses @ 2.0%                 (9.5)      (14.4)     (10.4)     (15.8)
                                     ------    --------     ------   --------
       Taxable proceeds              $307.2    DM 466.9     $353.6   DM 537.5
       Taxes @ 35.0%                ($107.5)  (DM 163.4)   ($123.8) (DM 188.1)
       Net after-tax proceeds        $356.6    DM 542.0     $386.7   DM 587.8
                                    -------   ---------     ------   --------
         (pre-tax proceeds -
         expenses - tax)
       We assume H will invest these proceeds at its internal hurdle rate of 14.0%:
       Pre-tax return on proceeds     $49.9     DM 75.9      $54.1    DM 83.3
       Assumed tax @ 35.0%            (17.5)      (26.6)     (18.9)     (28.8)
       After-tax return on            -----     -------      -----    -------
       proceeds                       $32.4     DM 49.3      $35.2    DM 53.5
                                      -----     -------      -----    -------

(d) Upon the sale, H will eliminate the book value of its LINK investment from its balance sheet

       Book value of LINK
       investment                    $225.7   DM 343.0

       Adjustments to equity are
       as follows:

                                   Premium          0.0%    Premium      10.0%
       Book value of LINK
       investment                   ($225.7)  (DM 343.0)   ($225.7)   (DM 343.0)
       Net after-tax gain             356.6       542.0      386.7        587.8
       Total adjustments to          ------    --------     ------     --------
       H equity                      $130.9    DM 199.0     $161.1     DM 244.8
                                     ------    --------     ------     --------

           LINK: Sale Options - Sale of Shares to LINK
             (possibly linked with a public offering)

A buyback of the entire LINK stake leaves LINK highly leveraged. LINK's EBIT interest coverage is approximately 3.0 times in 1997 assuming a 10% premium is paid for H's LINK shares. As BBB-rated companies generally have EBIT interest coverage of around 2.9 times and A-rated companies have EBIT interest coverage of approximately 5.7 times, LINK credit quality may be of concern. Assuming LINK management would feel comfortable at 4.0 times, new debt capacity would be approximately $371 million, allowing LINK to purchase 8.0 million shares at a 10% premium to market or 8.8 million shares at market. H could sell the balance of its stake through a public offering. The effect on LINK would be as follows:

($ millions)               Premium*       0.0%     Premium*          10.0%
Source:  Value Line
                            1996e       1997e       1996e            1997e

LINK Operating profit        134.1      152.2        134.1           152.2
Interest and other            (8.4)      (8.4)        (8.4)           (8.4)
New interest(a)              (29.7)     (29.7)       (29.7)          (29.7)
                             ------     ------       ------          ------
Pre-tax profit                96.0      114.2         96.0           114.2
Taxes @ 26.5%                (25.4)     (30.2)       (25.4)          (30.2)
                             ------     ------       ------          ------
Net profit                    70.6       83.9         70.6            83.9
                             ------      ----         ----            ----
New shares outstanding        23.2       24.2         24.0            25.0
New EPS                       $3.04      $3.46        $2.94           $3.35
Projected EPS                 $2.90      $3.30        $2.90           $3.30
Accretion/(dilution)           4.8%       5.0%         1.3%            1.6%
EBIT/Interest                  3.5        4.0          3.5             4.0
New net debt/total            61.6%                   61.6%
 capitalization
Current net debt/total
 capitalization               32.7%                   32.7%

*    Based on current market price of $42.25 at August 14, 1996.

(a)  Assumes LINK pays 8.0% interest per annum.

  LINK: Sale Options - Exchange of LINK Shares for LINK Assets

Alternatively, LINK may be interested in exchanging assets such as its consumer adhesives business in exchange for the LINK stock. This exchange will allow H to increase its critical mass, provide synergistic opportunities and avoid the adverse person issue. From a tax perspective, the transaction may be tax-free to both H and LINK provided that a legitimate business purpose underpins the rationale for the transaction. If the rationale is a simple exit strategy for H from its LINK stake, then the transaction would not be tax-free. If, however, LINK believed its consumer business to be non-core and the transaction with H brought operational benefits to both parties, a split-off could be effected. A split-off is a transaction whereby certain shareholders exchange shares held in a company for shares in a subsidiary of that company. Upon completion of the transaction, the subsidiary is independent of its former parent and the subsidiary's current shareholders are former shareholders of the parent. Link may, however, feel obligated to offer the exchange to all shareholders to allow them to participate in the same opportunity. Assuming that this transaction is tax-free and there is an even exchange of LINK's consumer adhesive business for H's LINK stake, the impact on LINK's earnings will be as follows:



($ millions)
Source:  Value Line
                                                      1996e         1997e

LINK Operating profit                                 134.1           152.2
Est. LINK consumer adhesives operating profit(a)      (43.1)          (46.1)
                                                      -----           -----
New LINK operating profit                              91.0           106.1
Interest and other                                     (8.4)           (8.4)
                                                       ----           -----
Pre-tax profit                                         82.6            97.7
Taxes @ 26.5%                                         (21.9)          (25.9)
                                                       ----            ----
Net profit                                             60.7            71.8
                                                       ----            ----
New shares outstanding                                 20.8            21.8
New EPS                                                $2.92           $3.30
Projected EPS                                          $2.90           $3.30
Accretion/(dilution)                                    0.7%           (0.1%)

(a)Rothschild estimate.

  LINK: Sale Options - Exchange of LINK Shares for LINK Assets

Assuming there can be an even exchange of LINK's consumer adhesive business for H's LINK stake, the impact on H's DVFA earnings will be as follows:

(DM millions)
$1.00 = DM 1.52

                                                     1996e             1997e
DVFA result(a)                                         538.0            600.0
Eliminate equity in net income
 of LINK (b)                                           (44.0)           (55.6)
LINK consumer adhesives (c)                             42.6             45.6
Synergies                                                --               --
                                                       -----            -----
New DVFA result                                        536.6            590.0

Shares outstanding                                     146.0            146.0
New DVFA EPS                                             3.68             4.04
Projected DVFA EPS                                       3.68             4.11
Accretion/(dilution)                                    (0.3%)           (1.7%)

Pre-tax synergies required for no dilution               2.5             15.4
Post-tax synergies required for no dilution              1.6             10.0

(a) H 1996 estimates are based on company projections. H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will eliminate its 33.4% interest in LINK net income from its income statement. In 1997, H will eliminate its 34.8% interest in LINK net income from its income statement. (Source of 1996 LINK projections: H. Source of 1997 LINK projections: Value Line)

                                         1996e                  1997e
Projected net income             $86.8      DM131.9        $105.0    DM159.6
H portion of LINK net income     $28.9      DM 44.0         $36.6    DM 55.6

(c)      Rothschild estimate.  Assumes a tax rate of 35%.

        LINK: Sale Options - Sale of Equity Linked Securities

   Another option for H is to monetize its LINK stake either by issuing convertible debentures to investors which are convertible into the LINK shares or by issuing premium equity participating securities or PEPs. The convertible debentures would be convertible into LINK shares held by H at a premium to the current share price of LINK stock. Convertible debentures may ultimately have to be redeemed in cash by H if the holders of the debentures choose not to convert because the price of LINK stock has not risen above the premium. The PEPs would be redeemed in LINK shares held by H regardless of the performance of LINK stock. The number of shares eligible for redemption is based on a formula tied to the performance of the LINK stock.

   A registration for a PEP offering was recently filed with the SEC by Times Mirror as a way of monetizing approximately $58 million of its investment in the Internet software provider, Netscape. In a PEP tied to LINK, H would issue the PEPs at a price equal to the market price of one share of LINK. H could issue up to a total of 11.2 million PEPs in line with the 11.2 million shares of LINK it owns. PEPs have the following characteristics:

- PEPs pay a quarterly dividend. In the case of the Times Mirror transaction, the dividend will be between 3% and 3.75% per year. PEPs tied to the LINK stock will have to have a yield in excess on LINK stock, currently about 2.8%

-  PEPs have varying maturity dates. H could, for example, issued
   PEPs with a three-year maturity.

- the unique aspect of PEPs is that they are redeemed using a formula based on the market price of the underlying stock at the issue date and at the maturity date. If LINK stock remains the same or falls over the three-year period from the issue date, H redeems the PEP at the market price per share of LINK stock at the PEP maturity date. If the LINK stock rises, say more than 15% over three years, the PEPs are redeemed at some discount to the market price per share of the LINK stock on the PEP maturity date. In the Times Mirror transaction, the PEPs are to be redeemed at 87% of the market price per share of the Netscape stock. If the LINK stock rises less than 15% then the PEPs are redeemed at H's original PEP issue price. This structure is illistrated on the following page.

        LINK: Strategic Options - Sale of Equity Linked Securities

     Assumed Stock Price At Issuance of PEPs (at market)       $42.250
     Minimum Upside Participation by H                          15.0%


                   Final Number
 Future LINK       LINK Shares   Value to        Value to H
 Price Per         per 100       Holder of       from Sale        Total Value
 Common Stock      PEPS          100 PEPS        of 100 PEPS      to H*


   $39.75           100.0         $3,975            $4,225         $4,225
   $42.25           100.0         $4,225            $4,225         $4,225
   $44.75            94.4         $4,225            $4,225         $4,475
   $47.25            89.4         $4,225            $4,225         $4,725
   $49.75            87.0         $4,326            $4,225         $4,874
   $52.25            87.0         $4,543            $4,225         $4,907
   $54.75            87.0         $4,761            $4,225         $4,939



     Table of Total Value Received by H from Sale and Conversion of 100 PEPs

* Ignores PEP interest cost, dividends on underlying stock and time value of upside to H.

      LINK: Sale Options - Sale of Equity Linked Securities

   The advantage for the investor in a PEP is that he shares in some of the upside of a particular stock and at the same time receives dividend payments in excess of the stock's current yield. The advantage for H in either issuing a convertible debenture tied to the LINK stock or PEPs tied to the LINK stock is that H is able to monetize its LINK stake and defer tax until maturity of the convertible debt or PEP. In the case of PEPs, H will also continue to share in the upside of the LINK stock. In addition, a public offering of these securities is not disruptive to LINK, although it would probably require the participation of LINK management in road shows. There will, however, be expenses associated with this offering.

   Like a public offering, an offering of PEPs will be subject to timing, cost (typically 3% to 4%) and impact on LINK stock price considerations. An announcement of the proposed offering may also create downward pressure on LINK stock, as current LINK stockholders sell LINK common stock in order to fund purchases of PEPs which have a higher yield. Additionally, the investor universe may be more limited than it would be with a public offering of LINK shares because of the hybrid nature of the security. Although there have been issues of similar such securities, issuing $500 million of LINK may require a relatively high coupon in order to attract investors. In addition, H will be required to file a registration statement if it wishes to sell these securities publicly in the US. H could avoid the rigors (and cost) of a US filing by selling these shares either privately or outside the US, but the investor universe would be even more limited.

        LINK: Sale Options - Sale of Equity Linked Securities


The effect on H's DVFA earnings from a sale of PEPs will be as follows:

(DM millions)
$1.00 = DM 1.52                              Premium*         0.0%
                                              1996e          1997e     2000e
DVFA result(a)                                 538.0         600.0      800.0
Return on proceeds(b)                           62.9          62.9       93.2
Payment of dividend(c)                         (28.8)        (28.8)       0.0
New interest(d)                                  0.0           0.0       (6.3)
Eliminate equity in net income of LINK(e)        0.0           0.0      (79.4)
                                               -----         -----      ------
New DVFA result                                572.1         634.1      807.4

Shares outstanding                             146.0         146.0      146.0
New DVFA EPS                                     3.92          4.34       5.53
Projected DVFA EPS                               3.68          4.11       5.48
Accretion/(dilution)                             6.3%          5.7%       0.9%

Pre-tax return required for no dilution          6.4%          6.4%      13.2%

New net debt/total cap.(f)                      35.5%                    27.1%
Current net debt/total cap.                     27.2%                    27.2%

*Based on current market price of $42.25 at August 14, 1996

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

      LINK: Sale Options - Sale of Equity Linked Securities



(in millions)
$1.00 =  DM 1.52



(a)      H 1996 estimates are based on company projections.
         H 1997 estimates are based on Credit Lyonnais projections. H 2000 estimates are Rothschild projections.

(b)      Proceeds to H from the sale of PEPs will be as follows:

                                                    Premium          0.0%

         Proceeds                                  $ 473.5         DM 719.8
         Expenses @ 4.0%                             (18.9)         (28.8)
                                                   --------       --------
         Net proceeds                               $454.6       DM 691.0
                                                   ========       ========

         We assume H will invest these proceeds
         at its internal hurdle rate of 14.0%

         Pre-tax return on proceeds                $63.6         DM 96.7
         Assumed tax @ 35.0%                       (22.3)          (33.9)
                                                   --------       --------
         After-tax return on proceeds              $41.4         DM 62.9
                                                   ========       ========


         Proceeds from the offering will compound annually such that in the year 2000 when the PEPs are redeemed, the return on proceeds will be as follows:

                                      1997                  1998
                                      ----                  ----
Pre-tax return on proceeds     $63.6    DM 96.7      $72.6    DM 110.3
Assumed tax @ 35.0%            (22.3)     (33.9)     (25.4)      (38.6)
                             --------   --------   --------    --------
After-tax return on proceeds   $41.4    DM 62.9      $47.2     DM 71.7
                             ========   ========   ========    ========


                                    1999                    2000
                                    ----                    ----
Pre-tax return on proceeds     $82.7   DM 125.7      $94.3    DM 143.3
Assumed tax @ 35.0%            (28.9)     (44.0)     (33.0)      (50.2)
                             --------   --------   --------    --------
After-tax return on proceeds   $53.8    DM 81.7      $61.3     DM 93.2
                             ========   ========   ========    ========


(c)      We assume that the annual dividend on the PEPs will be 4.0%

         Proceeds             $473.5   DM 719.8
         Annual dividend       $18.9    DM 28.8

      LINK: Sale Options - Sale of Equity Linked Securities



(d) Assuming the price of LINK is $54.75 at redemption, the value to the PEP investors and to H are as follows:


                                                          Value
                                                          -----
         Shares owned by H in LINK         11.2     $613.7    DM 932.7
         Shares redeemed @ 87.0%            9.8     $533.9    DM 811.5
         Shares assumed sold by H           1.5      $79.8    DM 121.3

         Tax incurred by H to redeem the shares and to sell its own shares is as follows (H is assumed to incur additional debt to pay tax)
         Assumed tax basis               $156.9     DM 238.5
         Tax upon redemption and sale
         @ 35.0%                         $159.9     DM 243.0
         Proceeds to H upon sale          (79.8)      (121.3)
                                         ------     --------
         Total debt                       $80.1     DM 121.7
         Pre-tax interest @ 8.0%           $6.4     DM   9.7
         After-tax interest @ 35.0%        $4.2     DM   6.3

(e) In 1996, H will eliminate its 33.4% interest in LINK net income from its income statement. In 1997 and 2000, H will eliminate its 34.8% interest in LINK net income from its income statement.

                            1996e           1997e               2000e
                            -----           -----               -----
         Projected net
         income        $86.8  DM 131.9  $105.0  DM 159.6    $150.0   DM 228.0
         H Portion of   28.9  DM  44.0   $36.6  DM  55.6     $52.3    DM 79.4
         LINK net income


(f) Upon the redemption, H will eliminate the book value of its LINK investment from its balance sheet, and record a gain and incur additional debt discussed in footnote d.

         Book value of LINK investment     $225.7            DM 343.0
         Adjustments to equity and debt are as follows


                               1996e                      2000e
                               -----                      ----
         H increase in
         debt as a result
         of net proceeds/
         redemption       $473.5    DM 719.8     ($473.5)    (DM 719.8)

         H increase in
         debt as a result
         of redemption       0.0         0.0        80.1         121.7
                        --------     -------    --------      --------
         Total debt
         adjustment
         to H             $473.5    DM 719.8     ($393.5)    (DM 598.1)
                        ========   =========     ========    =========




                               Net 2000
                               Adjustments
                               -----------
         H increase in
         debt as a result
         of net proceeds/
         redemption       $0.0      DM   0.0

         H increase in
         debt as a result
         of redemption    80.1         121.7
                          ----      --------
         Total debt
         adjustment
         to H            $80.1      DM 121.7
                         -----      --------

                                                     2000e
                                                     -----
 Book value of LINK investment            ($225.7)         (DM 343.0)
 Gross proceeds on redemption and sale      613.7              932.7
 Tax upon redemption and sale              (159.9)            (243.0)
                                         --------           --------
 Total equity adjustment to H              $228.1           DM 346.8
                                         ========           ========






                                                  Net 2000
                                                  Adjustments
                                                  -----------

 Book value of LINK investment             ($225.7)        (DM 343.0)
 Gross proceeds on redemption and sale       613.7             932.7
 Tax upon redemption and sale               (159.9)           (243.0)
                                          --------          --------
 Total equity adjustment to H               $228.1          DM 346.8
                                          ========          ========

                LINK: Purchase Options - Summary
                ---------------------------------


                              Full Takeover            Sale of TUSA Shares
                             of LINK for Cash         and Purchase of LINK
                             ----------------         --------------------
Premium paid               20.0%    -     40.0%       20.0%    -      40.0%
Price Paid for LINK
shares not owned by H
(in millions)            $1,088.2   -  $1,269.5    $1,088.2    -   $1,269.5
Price paid for LINK
shares plus
net debt (in millions)   $1,272.3   -  $1,459.1    $1,272.3    -   $1,459.1

Tax impact on H
(in millions)                      none                   $407.2 (a)

H 1997e accretion/
(dilution)                  0.6%    -      (1.9%)      (6.1%)   -      (8.5%)(b)

Other issues to
consider         -   Would place LINK into public  -   Would place LINK into
                     auction process                   public auction process
                 -   Significant leverage          -   Would lose benefits
                                                       from TUSA relationship


(a)      From the sale of TUSA shares.
(b) A sale of the TUSA stake without the purchase of LINK would result in accretion of 6.3% in 1996 and 2.3% in 1997. A sale of TUSA shares and purchase of LINK is dilutive because the pretax return on the purchase of the balance of LINK not currently owned by H is approximately 9%. This return yields less than sale of TUSA for cash where we assumed a pretax return of 14% on the proceeds.

     LINK: Purchase Options - Full Takeover of LINK for Cash
    --------------------------------------------------------

A full takeover of LINK is an option available to H should the sale of the LINK stage prove unattractive. Acquiring all of LINK increases H Adhesives' critical mass and geographic diversity, provides synergy opportunities and avoids future conflict with LINK. An announced takeover of LINK, however, places LINK into a public auction process and there is no assurance H will emerge with a successful bid. An acquisition of LINK will also add significant leverage to the H balance sheet. The effect on H's DVFA earnings assuming full takeover of LINK at various premiums to the market is outlined below.


($ millions)               Premium*     20.0% Premium*  30.0%  Premium * 40.0%

LINK shares outstanding (a)              32.7           32.7          32.7
Less:  Shares owned by H               (11.2)         (11.2)         (11.2)
                                     --------       --------     ----------
Shares to be acquired by H               21.5           21.5          21.5
Price paid per share                   $50.70         $54.93         $59.15
Total price for shares               $1,088.2       $1,178.9      $1,269.5
LINK net debt                          $147.1         $147.1        $147.1
                                     --------       --------      ---------
Pre-expense cost of acquisition      $1,235.3       $1,325.9      $1,416.6
Expenses @ 3.0%                          37.1           39.8          42.5
Total cost of acquisition            $1,272.3       $1,365.7      $1,459.1
                                    =========      =========      --------

Estimated additional goodwill          $972.4       $1,065.8      $1,159.2
                                    =========      =========      --------

Implied multiple of 1996 earnings       19.5x          21.1x          22.8x

* Based on current market price of $42.25 at August 14, 1996
(a) includes 501,055 shares for outstanding options.

     LINK: Purchase Options - Full Takeover of LINK for Cash

(DM millions)                     Premium*      20.0%    Premium*          30.0%
$1.00 = DM 1.52

                                     1996e      1997e      1996e          1997e

DVFA result (a)                     538.0      600.0      538.0          600.0
Add balance of LINK net income(b)    87.9      104.0       87.9          104.0
New after-tax interest (c)         (100.6)    (100.6)    (107.9)        (107.9)
Synergies                              --         --         --             --
                                 --------     ------    --------        -------

DVFA earnings                       525.4      603.4      518.0           596.0
                                =========     ======    =======          ======


Shares outstanding                  146.0      146.0      146.0          146.0
New DVFA EPS                         3.60       4.13       3.55           4.08
Projected DVFA EPS                   3.68       4.11       3.68           4.11
Accretion/(dilution)                (2.3%)      0.6%      (3.7%)         (0.7%)


Pre-tax synergies required
for no dilution                     19.5        0.0       30.9            6.2
Post-tax synergies required
for no dilution                     12.7        0.0       20.1            4.0


New net debt/total cap (d)           45.9%                 46.9%
Current net debt/total cap           27.2%                 27.2%



(DM millions)          Premium*           40.0%
$1.00 = DM 1.52

                          1996e          1997e
                       --------       --------


DVFA result (a)          538.0          600.0
Add balance of LINK
net income (b)            87.9          104.0
New after-tax
interest (c)            (115.3)        (115.3)
Synergies                  --             --
                        -------        -------
DVFA earnings            510.6          588.7
                        -------        -------

Shares outstanding       146.0          146.0
New DVFA EPS               3.50           4.03
Projected DVFA EPS         3.68           4.11
Accretion/(dilution)      (5.1%)         (1.9%)

Pre-tax synergies
required for no
dilution                  42.3           17.2
Post-tax synergies
required for no
dilution                  27.5           11.2

New net debt/total
cap(d)                    47.8%
Current net debt/
total cap                 27.2%


Note:  DVFA earnings do not include goodwill charges.

*  Based on current market price of $42.25 at August 14, 1996

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

     LINK: Purchase Options - Full Takeover of LINK for Cash


(in millions)
$1.00 = DM 1.52

(a)      H 1996 estimates are based on company projections.
         H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will incorporate an additional 66.7% of LINK net income as a result of the purchase of the balance of LINK.
         In 1997 H will incorporate an additional 65.2% of LINK net income as a result of the purchase of the balance of LINK.
         (Source of 1996 LINK projections: H. Source of 1997 LINK projections: Value Line)


                                    1996e     1996e   1997e        1997e
                                    -----     -----    ----        -----

         Projected net income        $86.8  DM 131.9  $105.0     DM 159.6
         Additional H portion of
         LINK net income             $57.9   DM 87.9   $68.4     DM 104.0



(c)      Interest on the full takeover of LINK is calculated as follows:

                    Premium        20.0%          Premium          30.0%
                    -----------  -------        -----------       -------

Purchase price       $1,088.2    DM 1,654.0       $1,178.9    DM 1,791.9
LINK net debt
assumed                 147.1         223.6          147.1         223.6
                     --------      --------       --------      --------
Pre-expense debt     $1,235.5    DM 1,877.6       $1,325.9    DM 2,015.4
Expenses @ 3.0%          37.1          56.3           39.8          60.5
                     --------      --------       --------      --------
New H debt           $1,272.3    DM 1,933.9       $1,365.7    DM 2,075.9
Interest @ 8.0%        $101.8      DM 154.7         $109.3      DM 166.1
Taxes @ 35.0%           (35.6)        (54.1)         (38.2)        (58.1)
                     --------      --------       --------      --------

After-tax interest      $66.2      DM 100.6          $71.0      DM 107.9
                    =========     =========      =========     =========


                       Premium               40.0%
                    -----------             -------

Purchase price       $1,269.5             DM 1,929.7
LINK net debt
assumed                 147.1                  223.6
                     --------               --------
Pre-expense debt     $1,416.6             DM 2,153.3
Expenses @ 3.0%          42.5                   64.6
                     --------               --------
New H debt           $1,459.1             DM 2,217.8
Interest @ 8.0%        $116.7               DM 177.4
Taxes @ 35.0%           (40.9)                 (62.1)
                      --------               --------

After-tax interest      $75.9               DM 115.3
                     =========              =========


(d) New net debt and total capitalization includes net H debt incurred with the acquisition of the balance of LINK.

                          Sale of TUSA


As a means of strengthening its balance sheet, H could sell its stake in TUSA. Assuming H were to sell the TUSA stake at a 5% discount to the market, proceeds to H are as follows:


(in millions except per share price)

TUSA shares owned                          15.4
TUSA share price (at a 5%
discount to market)                      $86.69
                                       --------
Gross proceeds                         $1,337.4
Tax basis                                (147.3)
Expenses @ 2.0%                           (26.7)
                                       --------
Taxable proceeds                       $1,163.4
Tax rate                                   35.0%
Tax                                     ($407.2)
Net proceeds                             $903.5


The impact on H's income statement and balance sheet is presented below.

                          Sale of TUSA



(DM millions)                               Discount*               -0.5%
$1.00 = DM 1.52                             -------------------------------

                                              1996e                 1997e
                                              -----                 -----

DVFA result (a)                               538.0                 600.0
Eliminate equity in net income
of TUSA (b)                                   (91.0)               (111.3)
Return on proceeds (c)                        125.0                 125.0
                                           --------              --------
New DVFA result                               572.0                 613.7

Shares outstanding                            146.0                 146.0
New DVFA EPS                                   3.92                  4.20
Projected DVFA EPS                             3.68                  4.11
Accretion/(dilution)                           6.3%                  2.3%
Pre-tax return required for no dilution        10.2%                 12.4%

New net debt/rotal cap. (d)                   23.9%
Current net debt/total cap.                    27.2%


*        Based on current market price of $91.25 at August 14, 1996.

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

                          Sale of TUSA


(in millions)
$1.00 = DM 1.52

(a)      H 1996 estimates are based on company projections.
         H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will eliminate its 27.8% interest in TUSA from its income statement. In 1997, H will eliminate its 29.9% interest in TUSA from its income statement. Source of TUSA 1996 projections: H. (Source of TUSA 1997 projections: Value Line.)



                                                1996e             1997e
                                                -----              ----

         Projected net income           $215.0   DM 326.9    $245.0   DM 372.4
         H portion of TUSA net income    $59.9    DM 91.0     $73.2   DM 111.3



(c)  After-tax proceeds                 $903.5 DM 1,373.3

         We assume H will invest these proceeds at its internal hurdle rate of 14.0%.


         Pre-tax return on proceeds     $126.5   DM 192.3
         Assumed tax @ 35.0%             (44.3)     (67.3)
                                      --------   --------

         After-tax return on proceeds    $82.2   DM 125.0
                                      ========   ========



(d) Upon sale, H will eliminate the book value of its TUSA investment from its balance sheet and include the net after-tax proceeds as part of equity:

         Book Value of TUSA investment  $402.0   DM 611.0

         Adjustment to equity is as
         follows:
         Book Value of TUSA investment ($102.0) (DM 611.0)
         After-tax proceeds             $903.5 DM 1,373.3
                                      --------   --------

                                        $501.5   DM 762.3
                                      ========   ========

   LINK:  Purchase Options - Sale of TUSA Sahres and Purchase of LINK

H could use the proceeds from the sale of its TUSA stake to fund the purchase of the portion of LINK it does not own. The impact on H's balance sheet and income statement are presented below assuming H sells its TUSA stake at market and buys the LINK shares at various premiums to market.


Cost of acquiring LINK:
($ millions)        Premium*     20.0%  Premium*  30.0%     Premium*  40.0%

Total price for shares        $1,125.2         $1,218.6               $1,312.0
(including expenses)
LINK net debt                    147.1            147.1                  147.1
                                 -----            -----                  -----
Total cost of acquisition     $1,272.3         $1,365.7               $1,459.1
Net proceeds from the sale
of the TUSA stake (including
expenses)                       $903.5           $903.5                 $903.5
                                ------            -----                  -----



Additional debt incurred
by H to acquire all of LINK    $368.8           $462.2                 $555.6
                                ------           ------                 ------

*Based on Current Market Price of $42.25 at August 14, 1996

   LINK:  Purchase Options - Sale of TUSA Shares and Purchase of LINK



(DM millions)          Premium*    20.0% Premium* 30.0%  Premium*      40.0%
$1.00 = DM 1.52        --------  ------ -------- ------  -------      -----


                         1996e   1997e   1996e    1997e    1996e       1997e
                        ------  ------  ------  -------- -------    --------
DVFA result(a)           538.0   600.0   518.0   600.0    538.0        600.0
Add Balance of LINK
net income(b)             87.9   104.0    87.9   104.0     87.9        104.0
Eliminate equity in
net income of TUSA (c)  (91.0)  (111.3) (91.0) (111.3)    (91.0)      (111.3)
New after-tax interest  (29.2)  (29.2)  (36.5)  (36.5)    (43.9)       (43.9)
Synergies                  --      --      --      --        --           --
                        ------  ------  ------ -------    ------      ------
DVFA earnings            505.8   563.6   498.4   556.2    491.0        548.8
                       =======  ======  ======= ======    ======      ======

Shares outstanding       146.0   146.0   146.0   146.0    146.0        146.0
New DVFA EPS              3.46    3.86    3.41    3.81      3.36         3.76
Projected DVFA EPS        3.68    4.11    3.68    4.11      3.68         4.11
Accretion/(dilution)     (6.0%)  (6.1%)  (7.4%)  (7.3%)     (8.7%)       (8.5%)

Pre-tax Synergies
required for no
dilution                 49.2    56.2    60.8    67.7     72.3         78.5

Post tax Synergies
required for dilution    32.0    36.5    39.5    44.0     47.0         51.0



New net debt/total       37.5%           39.1%            40.6%
cap(d)

Current net debt/        27.2%           27.2%            27.2%
total cap



Note: DVFA earnings do not include goodwill charges. The principle reason why the sale of TUSA shares and purchase of LINK scenario appears to give a more dilutive result than the full takeover of LINK for cash scenario is because LINK provides an apparent pre-tax return of about 9% whereby the sale of TUSA for cash scenario shows a pre-tax return of about 11% to avoid dilutation; using H's return of 14%, the sale of TUSA shares is accretive.

*  Based on current market price of $42.25 at August 14, 1996.

Adjustments have been made in accordance with US generally accepted accounting principles. German accounting principles may cause these results to differ. Please see footnotes on following page.

   LINK:  Purchase Options - Sale of TUSA Shares and Purchase of LINK


(in millions)
$1.00=DM 1.52

(a)  H 1996 estimates are based on company projections.
     H 1997 estimates are based on Credit Lyonnais projections.

(b) In 1996, H will incorporate an additional 66.7% of LINK net income as a result of the purchase of the balance of LINK. In 1996 H will incorporate an additional 65.2% of LINK net income as a result of the purchase of the balance of LINK. (Source of 1996 LINK projections: H. Source of 1997 LINK projections, Value Line)


                                     1996e                 1997e

Projected net income            $86.8   DM  131.9    $105.0   DM 159.6
Additional LINK net income      $57.9   DM   87.9    $ 68.4   DM 104.0

In 1996, H will eliminate its 27.8% interest in TUSA's net income from its income statement. In 1997, H will eliminate its 29.9% interest in TUSA's net income from its income statement.

                                1996e                      1997e

Projected net income        $   215.0   DM  326.9    $245.0   DM 372.4
Additional LINK net income  $    59.9   DM   91.0    $ 73.2   DM 111.3




(c)  Interest on the full takeover of LINK is calculated as follows:
                          Premium     20.0% Premium    30.0%  Premium     40.0%
Additional debt incurred
by H to acquire all of
LINK                     $ 368.8  DM560.6 $ 462.2   DM 702.6  $ 555.6  DM 844.6

Interest at 8.0%          $ 29.5  DM 44.8  $ 37.0   DM  56.2   $ 44.5  DM  67.6
Taxes at 35.0%             (10.3)   (15.7)  (12.9)     (19.7)   (15.6)    (23.6)
                           ------   ------  ------     ------   ------    ------

After-tax interest       $  19.2  DM 29.2 $  24.0   DM  36.5  $  28.9   DM 43.9
                          ======   ======= =======    =======  =======   ======



(d) Upon sale: H will eliminate the book value of its TUSA investment from its balance sheet
Book Value of TUSA investment                        $402.0       DM611.0

                           Premium     10.0%       Premium           20.0%
Adjustment to equity is
as follows:
Book value of TUSA        ($402.0)   (DM611.0)     ($402.0)         (DM611.0)
investment

Adjustment to debt is as
follows:
Additional debt incurred   $368.8     DM560.6       $462.2           DM702.6
by H                       =====      =======       ======           =======





                              Premium            30.0%
Adjustment to equity is
as follows:
Book value of TUSA
investment                  ($402.0)         (DM611.0)

Adjustment to debt is as
follows:
Additional debt incurred
  by H                       $555.6           DM844.6
                             ======           =======

                        Synergy Analysis


The level of synergies required for no dilution in the full takeover of LINK scenario is influenced by interest charges, taxes, DVFA adjustments, etc. in addition to the return generated by the LINK investment. Presented below are the pre-tax synergies required to achieve H's pretax internal hurdle rate of 14% based solely on the return on the investment in LINK. We have measured the return in two ways - one, based exclusively on the return generated by the investment required to purchase the balance of LINK and two, on the return generated by H's stake valued at current market and the investment required to purchase the balance of LINK.



         Scenario One-Calculation Based on the Balance of LINK Only

(in millions)
$1.00 = DM 1.52

                              Premium*       20.0%     Premium*     30.0%

Purchase price of Link
shares not owned by H        $1,088.2   DM 1,1654.0    $1,178.9   DM1,791.9

Link projected 1997
pre-tax income                 $161.5   DM    245.5      $161.5   DM  245.5

Percent of LINK purchased        65.2%         65.2%       65.2%       65.2%

Additional pre-tax
income to H                   $105.3    DM    160.0      $105.3   DM  160.0

Pre-tax return on
investment                      9.7%            9.7         8.9%        8.9%

Pre-tax synergies
required to meet H's
internal hurdle rate of
14%                           $47.0         DM 71.4       $60.0     DM 91.2
                               =====        =======       =====     =======









                             Premium*             40.0%
Purchase price of Link
shares not owned by H      $1,269.5         DM1,929.7



Link projected 1997
pre-tax income                $61.5          DM 245.5


Percent of LINK purchased      65.2%             65.2%


Additional pre-tax
income to H                 $105.3          DM 160.0

Pre-tax return on
investment                      8.3%              8.3%


Pre-tax synergies
required to meet H's
internal hurdle rate of
14%                           $72.0          DM 109.4
                              =====          ========



*  Based on current market price of $42.25 at August 14, 1996

                  ----------------------------
 Scenario Two - Calculations Based on H's Current Stake and the
                         Balance of LINK


(in millions)
$1.00 = DM 1.52

Current Market Price of LINK Shares        $42.25
Shares owned by H                            11.2
Value of H's current stake                $473.5




Purchase price
of LINK shares  Premium*      20.0%     Premium*      30.0%   Premium*    40.0%
not owned by H $1,088.2  DM 1,654.0   $1,178.9  DM 1,791.9  $1,269.5 DM 1,929.7
Value of H's
current stake     473.5       719.8      473.5       719.8     473.5      719.8
               --------  ----------   --------  ----------  -------- ----------
Total LINK
value          $1,561.7  DM 2,373.8   $1,652.4  DM 2,511.7  $1,743.1 DM 2,649.5

LINK projected
pre-tax income   $161.5     DM245.5     $161.5     DM245.5    $161.5    DM245.5
Pre-tax return
on investment      10.3%       10.3%       9.8%        9.8%      9.3%       9.3%

Pre-tax synergies
required to
meet H's
internal hurdle
rate of 14%       $57.0     DM 86.6      $70.0     DM106.4     $82.0    DM124.6
                  -----     -------      -----     -------     -----    -------

*Based on current market price of $42.25 at August 14, 1996